Exhibit 99.1

Jamba, Inc. Announces First Quarter 2014 Financial Results

Comparable Store Sales Increase for Company-Owned and Franchise Stores

Expansion Accelerates for Whole Food Blending and Juicing

Technology and New Loyalty Program Enhance Customer Satisfaction

Global Growth Continues

EMERYVILLE, Calif., May 8, 2014 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the first fiscal quarter ended April 1, 2014. The Company recorded quarterly comparable store sales(1) increases for Company-owned and franchise-operated stores, driven by increases in average check.

Jamba® also reported accelerated expansion of its on-trend fresh-squeezed juice and whole food blending platform, which by quarter end was in 130 units. Strong acceptance of Jamba’s new customer loyalty program attracted more than 500,000 users in its initial two months. Redemptions of Jamba’s million free smoothie and juice promotion, in partnership with ISIS and featuring their Mobile Wallet technology, grew during the quarter to more than 270,000. The Company expects to reach the maximum one million level by fall.

Highlights for the 13 weeks ended April 1, 2014, compared to the 13 weeks ended April 2, 2013:

•	Company-owned comparable store sales(1) increased 0.6% for the quarter compared to the prior year period.

•	System-wide comparable store sales(1) increased 0.3% for the quarter and franchise-operated comparable store sales(1) increased 0.1% for the quarter compared to the prior year period.

•	Net loss narrowed sharply to $(0.2) million, or $(0.01) diluted loss per share for the quarter, compared to net loss of $(1.2) million or $(0.11) diluted loss per share for the prior year period.

•	Total revenue for the 13 weeks ended April 1, 2014 was $51.6 million compared to total revenue of $55.7 million for the prior year period.

•	Jamba’s loss from operations decreased $1.1 million to $(0.2) million for the 13 weeks ended April 1, 2014, reflecting Company-owned store comparable sales growth and increased franchise revenue. Operating margin improved by 190 basis points to (0.4)% for the 13 weeks ended April 1, 2014 compared to the prior year period.

•	General and administrative expenses for the 13 weeks ended April 1, 2014 decreased 8.9% to $8.4 million compared with $9.2 million for the prior year period.

•	During the quarter, franchisees opened 11 new stores globally; nine new franchise stores in the U.S. and two new international stores.

•	Within the last four weeks, one store, the first of 80 units planned for Mexico, opened.

“Our first quarter results reflect meaningful accomplishments on several fronts,” said James D. White, chairman, president and CEO of Jamba, Inc. “Our same store sales gains were nominal, but outpaced our competitive set by 2-3%. We made excellent progress in the national rollout of our whole food blending and juice platform that we plan to have in over 500 units before year-end. As the popularity of juicing and whole food blends grows, we believe our competitive advantages of brand strength, know-how, development skills and supply chain efficiencies will make Jamba® the leader with a significant advantage over our nearest competitors. While we anticipate results will vary by quarter during this major rollout, we remain confident about our full-year guidance.”

Mr. White continued, “Jamba’s use of technology to build customer satisfaction was enhanced with the introduction of the very popular Jamba Insider Rewards loyalty program and the growing appeal of our million-smoothie giveaway that features the ISIS Mobile Wallet with tap-and-pay smartphone technology. We believe this initiative has placed Jamba among the best in class for overall customer satisfaction ratings for two consecutive quarters.”

“Importantly, our multifaceted marketing program and product innovations are repositioning the Jamba brand to fully align it with juicing for existing and new consumers. We’re redefining good-for-you fruit and vegetable juices, smoothies and blends as a foundation for active, healthy living,” concluded Mr. White.

First Quarter Fiscal 2014 Results

Revenue

For the 13 weeks ended April 1, 2014, total revenue decreased 7.3% to $51.6 million from $55.7 million in the prior year period. The decrease is primarily due to the reduction in the number of Company-owned stores pursuant to the Company’s refranchising strategy partially offset by the 0.6% increase in Company-owned comparable store sales(1). The number of Company-owned stores at the end of the 13 week periods ended April 1, 2014 and April 2, 2013 was 263 and 300, respectively. The increase in Company-owned comparable store sales(1) of 0.6% was driven primarily by an increase in average check of 650 basis points, partially offset by a decrease in transaction count of 590 basis points. During the 13 week period ended April 1, 2014, franchise-operated comparable store sales(1) increased 0.1%. Franchise and other revenue increased 11.4% to $4.4 million from $3.9 million in the prior year period. JambaGO® and CPG revenue was $1.0 million in both the 13 week periods ended April 1, 2014 and April 2, 2013.

Loss from Operations and Operating Margin

Jamba’s operating margin improved by 190 basis points to (0.4)% for the first quarter of 2014 compared to (2.3)% for the quarter ended April 2, 2013. On a dollar basis, the $(0.2) million loss from operations for the first quarter of 2014 was a $1.1 million improvement from the $(1.3) million loss from operations in the first quarter of 2013 reflecting the increased franchise and other revenue, reduced general and administration expenses and improved leveraging of fixed costs resulting from the Company-owned store comparable sales growth.

Retail Growth

As of April 1, 2014, system-wide, Jamba® has 807 stores in the United States, of which 544 are franchise-operated stores, and 263 are Company-owned. Franchise-operated stores include 39 Jamba Smoothie Stations™, our limited menu express format. During the quarter, Jamba opened nine new domestic franchise-operated stores, four non-traditional and five traditional, and two international store locations, one in Canada and one in South Korea. No new Company-owned stores opened during the quarter. During the quarter, eight store locations were closed globally. As of April 1, 2014 there were 47 international store locations, all of which are franchise-operated. During the quarter, over 1,800 JambaGO® units were in operation. As of April 1, 2014, 130 Jamba Juice® store locations offered the fresh-squeezed juice platform and the Company expects this platform to be available at more than 500 store locations by the end of 2014.

Liquidity

On April 1, 2014, the Company held $25.3 million in cash and cash equivalents as compared to $32.4 million cash and cash equivalents at December 31, 2013. As of April 1, 2014 and April 2, 2013, the Company did not have any restricted cash.

Outlook for 2014

The Company continues to expect to achieve the following results for fiscal 2014:

•	Positive Company-owned comparable store sales(1) of 2.0% - 4.0% ;

•	Store-level margin of 18.0% - 19.0%;

•	Operating margin of 2.0% - 3.0%;

•	60 - 80 new U.S. and international store locations;

•	Up to 1,000 new JambaGO installations.

Webcast and Conference Call Information

A conference call to review the first quarter 2014 results will be held today, May 8, 2014 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-8418 or for international callers by dialing (480) 629-9809. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4680108. The replay will be available until May 29, 2014. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., (the “Company”) owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot teas and a variety of food items including, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™ , baked goods and snacks. As of April 1, 2014, there were 854 store locations globally. There were 263 Company-owned and operated stores and 544 franchise-operated stores in the United States, and 47 franchise-operated international stores. Jamba Juice Company expanded the Jamba brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2014” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)	Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

JAMBA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 1,	December 31,
(In thousands, except share and per share amounts)	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$25,294	$32,386
Receivables, net of allowances of $280 and $291	12,570	14,110
Inventories	2,624	2,670
Prepaid and refundable taxes	359	483
Prepaid rent	2,910	307
Prepaid expenses and other current assets	6,545	6,727
Total current assets	50,302	56,683

Property, fixtures and equipment, net	38,320	37,485
Goodwill	1,233	1,233
Trademarks and other intangible assets, net	1,321	1,317
Other long-term assets	1,147	1,198

Total assets	$92,323	$97,916

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,874	$5,086
Accrued compensation and benefits	3,827	5,538
Workers' compensation and health insurance reserves	989	1,046
Accrued jambacard liability	33,048	37,121
Other current liabilities	14,691	13,082
Total current liabilities	57,429	61,873

Deferred rent and other long-term liabilities	7,258	9,201
Total liabilities	64,687	71,074

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value, 30,000,000 shares authorized; 17,193,163 and 17,154,655
shares issued and outstanding at April 1, 2014 and December 31, 2013, respectively.	17	17
Additional paid-in-capital	392,272	391,234
Accumulated deficit	(364,653)	(364,409)
Total stockholders' equity	27,636	26,842

Total liabilities and stockholders' equity	$92,323	$97,916

Share and per share data have been adjusted for all periods presented to reflect a five-for-one reverse stock split effective May 31, 2013.

JAMBA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Week	13 Week
	Period Ended	Period Ended
(In thousands except share and per share amounts)	April 1, 2014	April 2, 2013

Revenue:
Company stores	$47,272	$51,769
Franchise and other revenue	4,361	3,916
Total revenue	51,633	55,685

Costs and operating expenses:
Cost of sales	11,582	12,404
Labor	14,330	15,755
Occupancy	6,967	7,376
Store operating	7,402	8,786
Depreciation and amortization	2,618	2,772
General and administrative	8,350	9,169
Other operating, net	603	726
Total costs and operating expenses	51,852	56,988

Loss from operations	(219)	(1,303)

Other income (expense), net:

Interest income	16	-
Interest expense	(46)	(78)
Total other expense, net	(30)	(78)

Loss before income taxes	(249)	(1,381)

Income tax benefit	5	139

Net loss	(244)	(1,242)

Preferred stock dividends and deemed dividends	-	(484)

Net loss attributable to common stockholders	$(244)	$(1,726)

Weighted-average shares used in computation of loss per share:

Basic	17,165,087	16,141,884
Diluted	17,165,087	16,141,884

Loss per share:
Basic	$(0.01)	$(0.11)
Diluted	$(0.01)	$(0.11)

Share and per share data have been adjusted for all periods presented to reflect a five-for-one reverse stock split effective May 31, 2013.

JAMBA, INC.

(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Quarter ended April 1, 2014
At December 31, 2013	268	535	48	851
Opened	-	9	2	11
Closed	(1)	(4)	(3)	(8)
Refranchised	(4)	4	-	-
At April 1, 2014	263	544	47	854

Quarter ended April 2, 2013
At January 1, 2013	301	473	35	809
Opened	-	8	7	15
Closed	-	(3)	-	(3)
Refranchised	(1)	1	-	-
At April 2, 2013	300	479	42	821

COMPARABLE STORE SALES

	13 Week	13 Week
	Period Ended	Period Ended
	April 1, 2014	April 2, 2013

Percentage Change in Comparable store sales
Company stores	0.6%	3.6%
Franchise stores	0.1%	(0.9)%
System-wide	0.3%	1.3%

Percentage Change in Comparable Company store sales
Traffic effect	-5.9%	1.3%
Average check effect	6.5%	2.3%
Total Comparable Company store sales	0.6%	3.6%